UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Effective October 6, 2008, MagnaChip Semiconductor LLC (the “Company”) will close its Imaging Solutions business segment, subject to support for existing customers. The Company expects the business segment closure to strengthen its financial performance and allow for continued investment in strategic growth areas.

In connection with this action, the Company will reduce its global workforce by approximately 200 employees, primarily located in the United States and South Korea, and primarily including managerial, engineering, sales, and administrative positions. The departure of terminated employees is expected to be substantially completed by October 31, 2008.

The Company expects to complete final activities associated with the closure by the end of its second fiscal quarter of 2009. The Company anticipates that it will record total restructuring and impairment charges of approximately $54.8 million related to one-time employee termination benefits and impaired assets, as well as expenditures related to the closure of facilities and contract termination costs. Of this amount, approximately $43.6 million relates to non-cash charges and approximately $11.2 million relates to cash expenditures, which is expected to be recognized over the next four fiscal quarters.

As a result, the Company expects costs savings, including reductions in research and development and capital expenditures, of approximately $50.0 million in the Company’s fiscal year 2009.

Safe Harbor Statement

Certain statements contained in this Current Report on Form 8-K contain forward-looking statements regarding the Company’s operations, economic performance and financial condition. Although the Company believes that the expectations reflected in these statements are reasonable, no assurance can be given that such expectations will prove to have been correct as a result of many factors, including customer requirements, the results of contract negotiations, changes in the Company’s business requirements, and other risks described in our annual report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 31, 2008. The Company undertakes no obligation to revise or update any forward-looking statements.

Item 2.06.	Material Impairments

The disclosure contained in Item 2.05 above sets forth the material impairments resulting from the Company’s decision to discontinue its Imaging Solutions business segment and is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: October 6, 2008	By:	/s/ Robert Krakauer
Robert Krakauer President and Chief Financial Officer